                                                                    EXHIBIT 99.1

                                    Contacts:


W. Phillip Marcum                            Philip Bourdillon/Eugene Heller
Chairman and CEO                             Silverman Heller Associates
303-785-8080                                 310-208-2550

                          METRETEK TECHNOLOGIES REPORTS
                INCREASE IN THIRD-QUARTER REVENUES AND NET INCOME

DENVER -- NOV. 10, 2003 -- For the three months ended September 30, 2003, METRETEK TECHNOLOGIES, INC. (OTCBB: MTEK) reported net income applicable to common shareholders of $133,000, or $0.02 per share, on revenues of $12.0 million, compared to a net loss applicable to common shareholders of $214,000, or $0.04 per share, on revenues of $8.1 million for the three months ended September 30, 2002. Revenues increased 49%, principally on the strength of an 85% increase in revenues at Metretek's PowerSecure subsidiary and a 68% increase in revenues at its Metretek Florida subsidiary. Results for the quarter were consistent with the high end of guidance offered by the Company in its August 12, 2003 press release.

For the nine months ended September 30, 2003, the Company reported revenues of $30.6 million, an increase of 48% over revenues of $20.6 million reported in the first nine months of 2002. The increase in revenues for the nine-month period is attributed to a 110% increase in revenues at Metretek's PowerSecure subsidiary and a 67% increase in revenues at its Metretek Florida subsidiary. Net loss applicable to common shareholders was $184,000, or $0.03 per share, compared to a net loss applicable to common shareholders of $1.7 million, or $0.28 per share, in the first nine months of 2002.

W. Phillip Marcum, chairman and CEO, stated: "We are very pleased with the progress made by each of our operating subsidiaries in 2003. Revenue growth at PowerSecure and Metretek Florida continues to validate these business models as we strive to achieve sustainable consolidated profitability. Southern Flow remains profitable and continues to serve as the foundation for the expansion of the Company's other operations."

Financial Expectations for Fourth-Quarter 2003 and Fiscal 2004:

Consistent with previous guidance, fourth-quarter 2003 earnings per share are expected to be breakeven to a loss of $0.03 on revenues of approximately $9 million. For the year, the Company expects to report a loss of $0.03 to $0.06 on revenues of approximately $39 million.

With the understanding that in 2004 quarterly results are expected to fluctuate as they have since Metretek's inception, said Marcum, current expectations are that for the year the Company will be solidly profitable with revenues that are expected to exceed $45 million.



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Conference Call and Webcast:

At 10 a.m. MST (noon EST) on November 10, 2003, the Company will hold a teleconference to discuss the financial results and future plans and prospects. To participate in the teleconference, please call (toll free) 800-291-8929 approximately 10 minutes prior to the start time and indicate that your are dialing into the Metretek Technologies conference call.

This call is being Webcast by CCBN and can be accessed live via the Internet at the Company's Website, www.metretek.com; to access the call, click on the "Investor Info" button and then click on the icon for the "2003 third- quarter results teleconference." The Webcast player will open following completion of a brief registration process. The Webcast will also be available at www.FullDisclosure.com. To access the call, type in Metretek's stock symbol, MTEK, in the top right corner of the Full Disclosure home page to be taken to the Company's Webcast page. These Websites will host an archive of the teleconference. Additionally, a playback of the call will be available for 48 hours beginning at 3 p.m. EST on November 10. You may access the playback by calling 800-642-1687 or for international callers 706-645-9291, and providing Conference ID number 3779538.

Metretek Technologies, Inc. through its subsidiaries -- Southern Flow Companies, Inc.; PowerSecure, Inc.; and Metretek, Incorporated (Metretek Florida) -- is a diversified provider of energy measurement products, services and data management systems to industrial and commercial users and suppliers of natural gas and electricity.

All forward-looking statements contained in this press release, are made within the meaning of and under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than statements of historical facts, including but not limited to statements regarding financial expectations for the fourth-quarter and fiscal-year 2003, and all other statements concerning the plans, intentions, expectations, projections, hopes, beliefs, objectives, goals and strategies of management, such as statements about future earnings, revenues, and other future financial and non-financial items, performance or events; statements about proposed products, services, technologies or businesses; statements about raising additional capital; and statements of assumptions underlying any of the foregoing. Forward-looking statements are not guarantees of future performance or events and are subject to a number of known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed, projected or implied by such forward-looking statements. Important risks, uncertainties and other factors include, but are not limited to, the Company's ability to obtain sufficient capital and liquidity on favorable terms, to meet its operating, working capital and debt service requirements and other capital commitments and contingencies and to fund the growth of its business; the effects of pending and future litigation, claims and disputes and the resolution thereof, including the proposed settlement of the class action lawsuit; the timely and successful development, production and market acceptance of new and enhanced products, services and technologies of the Company; the markets for the products and services of Metretek Florida, including the contract manufacturing operations of MCM, and management's expectations of any strengthening thereof; the effects of competition in the Company's markets, including the introduction of competing products, services and technologies; customer and industry demand and preferences and purchasing patterns; the Company's ability to attract, retain and motivate key personnel; the ability of the Company to secure and maintain key contracts, relationships and alliances and to make successful acquisitions; changes in the energy industry generally and in the natural gas and electricity industries in particular; general economic, market and business conditions; the effects of the war with Iraq and terrorism; and other factors identified from time to time in the Company's reports and filings with the Securities and Exchange Commission, including but not limited to the Company's Form 10-KSB for the year ended December 31, 2002 and subsequent Forms 10-Q and Forms 8-K. Accordingly, there can be no assurance that the results expressed, projected or implied by any forward looking statements will be achieved, and readers are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof and are based on the current plans, goals, objectives, strategies, intentions, expectations and assumptions of, and the information currently available to, management. The Company assumes no duty or obligation to update or revise any forward-looking statements for any reason, whether as the result of changes in expectations, new information, future events, conditions or circumstances or otherwise.

                            (financial tables follow)


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                           METRETEK TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)


                                                              Third Quarter Ended                 Nine Months Ended
                                                                  September 30,                     September 30,
                                                             2003             2002              2003              2002
                                                        ------------      ------------      ------------      ------------

Total revenues                                          $ 12,018,909      $  8,060,894      $ 30,552,725      $ 20,631,345
Total costs and expenses                                  11,602,404         8,067,051        29,952,999        21,723,187
                                                        ------------      ------------      ------------      ------------
Operating income (loss)                                      416,505            (6,157)          599,726        (1,091,842)
Minority interest                                            (59,304)             --            (121,765)             --
                                                        ------------      ------------      ------------      ------------
Net income (loss)                                            357,201            (6,157)          477,961        (1,091,842)
Preferred stock deemed distribution                         (224,314)         (207,549)         (662,200)         (613,014)
                                                        ------------      ------------      ------------      ------------
Net income (loss) applicable to common shareholders     $    132,887      $   (213,706)     $   (184,239)     $ (1,704,856)
                                                        ============      ============      ============      ============

NET INCOME (LOSS) PER COMMON SHARE:
    BASIC                                               $       0.02      $      (0.04)     $      (0.03)     $      (0.28)
                                                        ============      ============      ============      ============
    DILUTED                                             $       0.02      $      (0.04)     $      (0.03)     $      (0.28)
                                                        ============      ============      ============      ============

WEIGHTED AVERAGE COMMON
   SHARES OUTSTANDING:
    BASIC                                                  6,043,469         6,077,764         6,043,469         6,077,764
                                                        ============      ============      ============      ============
    DILUTED                                                6,053,018         6,077,764         6,043,469         6,077,764
                                                        ============      ============      ============      ============


CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

                                                                  September 30,       December 31,
                                                                      2003                2002
                                                                 ---------------     --------------

Total current assets                                              $14,807,137         $ 8,866,871
Property, plant and equipment, net                                  1,521,919           1,713,793
Total other assets                                                  8,615,683           8,618,777
                                                                  -----------         -----------

Total assets                                                      $24,944,739         $19,199,441
                                                                  ===========         ===========

Total current liabilities                                         $ 9,726,303         $ 4,769,486
Long-term notes payable and capital lease obligations               4,906,406           4,732,651
Minority interest in subsidiaries                                     121,765              --
Redeemable preferred stock-Series B                                 9,194,141           8,531,941
Total stockholders' equity                                            996,124           1,165,363
                                                                 ------------         -----------

Total liabilities and stockholders' equity                        $24,944,739         $19,199,441
                                                                  ===========         ===========

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